Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment to Registration Statement (No. 333-187271) on Form S-4 of Interline Brands, Inc. of our reports dated March 12, 2013 relating to the financial statements of Interline Brands, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Jacksonville, FL April 17, 2013